EXHIBIT 23.3

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.

INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our estimates of reserves included in Cano Petroleum, Inc.’s Annual Report (Form 10-KSB) for the year ended June 30, 2005, included in Cano Petroleum, Inc.’s Quarterly Report (Form 10-QSB) for the quarter ended September 30, 2005 and included in Cano Petroleum, Inc. Quarterly Report (Form 10-QSB) for the quarter ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Forrest A. Garb & Associates, Inc.
FORREST A. GARB & ASSOCIATES, INC.

Dallas, Texas

March 20, 2006